Exhibit 99.2

STATEMENT OF CHIEF FINANCIAL OFFICER PURSUANT

TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-QSB for the period ended March 31, 2003 (the "Form 10-QSB") of Guaranty Financial Corporation (the "Company"), I, Tara Y. Harrison, Vice President and Chief Financial Officer, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) the Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Form 10-QSB fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of, and for, the periods presented in the Form 10-QSB.

Date:  May 15, 2003

By:  /s/ Tara Y. Harrison

Tara Y. Harrison

Vice President and Chief

Financial Officer

A signed original of this written statement required by Section 906 has been provided to Guaranty Financial Corporation and will be retained by Guaranty Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.